UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2010

POLYPORE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32266	43-2049334
(Commission File Number)	(IRS Employer Identification No.)

11430 North Community House Road, Suite 350, Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)

(704) 587-8409

(Registrant’s Telephone Number Including Area Code)

Not Applicable

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On November 26, 2010, Polypore International, Inc. (“Polypore”) closed its private offering of $365 million aggregate principal amount of senior unsecured notes due 2017 (the “Notes”) to “Qualified Institutional Buyers,” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and non-U.S. persons outside the United States under Regulation S under the Securities Act.  In connection with the closing of the offering, on November 26, 2010, Polypore entered into an indenture (the “Indenture”) with The Bank of New York Mellon, as trustee, governing the Notes. The Notes will bear an interest rate of 7.5% per annum and will have a seven-year term.  Interest on the Notes will be payable on May 15 and November 15 of each year, beginning on May 15, 2011.  The Notes are guaranteed by most of Polypore’s domestic subsidiaries, subject to certain exceptions.  The net proceeds from the offering of the Notes are being used to fund Polypore’s purchase of its 8¾% Senior Subordinated Notes due 2012 through tender offers and a redemption, as described in Item 8.01.

Before November 15, 2013, Polypore may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes plus a make-whole premium.  On and after November 15, 2013, Polypore may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on November 15 of the year set forth below.

Year	Percentage
2013	105.625%
2014	103.750%
2015	101.875%
2016 and thereafter	100.000%

In addition, Polypore must pay all accrued and unpaid interest and additional amounts, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) on the Notes redeemed.

Prior to November 15, 2013, Polypore may at its option on one or more occasions redeem the Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes outstanding under the Indenture at a redemption price (expressed as a percentage of principal amount) of 107.5%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more equity offerings, as further described in the Indenture; provided, however, that (1) at least 65% of such aggregate principal amount of the Notes remain outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by Polypore or its affiliates); and (2) each such redemption occurs within 60 days after the date of the related equity offering.

In connection with the closing of the offering, Polypore entered into a Registration Rights Agreement (the “Registration Rights Agreement”) dated as of November 26, 2010 with J.P. Morgan Securities LLC for itself and on behalf of several purchasers set forth in the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, Polypore has agreed, for the benefit of the holders of the Notes, to use its reasonable best efforts to file with the Securities & Exchange Commission (“SEC”) and cause to become effective a registration statement relating to an offer to exchange the Notes for an issue of SEC-registered notes with terms identical to the notes (except that the exchange notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described in the Registration Rights Agreement).

The Indenture is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference. The descriptions of the material terms of the Indenture are qualified in their entirety by reference to such exhibit.

The Registration Agreement is filed as Exhibit 4.2 to this Form 8-K and incorporated herein by reference. The descriptions of the material terms of the Registration Agreement are qualified in their entirety by reference to such exhibit.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure under Item 1.01 of this Current Report, which is incorporated by reference into this Item 2.03.

Item 8.01.  Other Events.

On November 30, Polypore issued a press release (the “Press Release”) announcing the results of the early settlement of its previously announced tender offers and consent solicitation for its 8¾% Senior Subordinated Dollar Notes due 2012 (the “8¾% Dollar Notes”) and its 8¾% Senior Subordinated Euro Notes due 2012 (the “8¾% Euro Notes”, and together with the Dollar Notes, the “8¾% Notes”).  As of 5:00 p.m., New York City time, on November 24, 2010 (the “Consent Deadline”), Polypore had received tenders and consents for 39.12% of the aggregate principal amount outstanding of the 8¾% Dollar Notes (which excludes $75.0 million principal amount of outstanding 8¾% Dollar Notes which Polypore has called for redemption on December 3, 2010) and 93.50% aggregate principal amount outstanding of the 8¾% Euro Notes (which, on a combined basis with the tendered 8¾% Dollar Notes, accounts for approximately 70.0% of the total 8¾% Notes in U.S. dollars), all of which have been accepted for purchase by Polypore.  The settlement date for the 8¾% Notes tendered in the tender offers on or prior to the Consent Deadline was November 30, 2010.

The Press Release also announced that, following the closing of the early settlement of the tender offers, Polypore issued a notice of redemption for all of the outstanding 8¾% Notes that had not been tendered on or prior to the Consent Deadline at a redemption price equal to $1,000 per $1,000 principal amount of the notes, together with accrued and unpaid interest to the redemption date.  The redemption date for such redemption is December 30, 2010.

In connection with the tender offers and related consent solicitation for the 8¾% Notes, Polypore entered into a supplemental indenture (the “Supplemental Indenture”) which amends the Indenture, dated as of May 13, 2004, among Polypore, the guarantors named therein and The Bank of New York Mellon, as trustee, relating to the 8¾% Notes (the “8¾% Notes Indenture”). The Supplemental Indenture eliminates substantially all of the covenants and certain events of default and related provisions contained in the 8¾% Notes Indenture.  The Supplemental Indenture is filed as Exhibit 4.3 to this Current Report and is incorporated herein by reference as if set forth in full.

The Press Release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if set forth in full.

This Current Report is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities with respect to the 8¾% Notes. The tender offer and consent solicitation may only be made pursuant to the terms of the offer to purchase and consent solicitation statement relating to the consent solicitation and the related letter of transmittal and letter of consent.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of November 26, 2010 among Polypore International, Inc, the guarantors named therein and The Bank of New York Mellon, as trustee.

4.2

Registration Rights Agreement, dated as of November 26, 2010, among Polypore International, Inc., the guarantors named therein and J.P. Morgan Securities LLC for itself and on behalf of several purchasers listed therein.

4.3	Supplemental Indenture, dated as of November 30, 2010, among Polypore International Inc., the guarantors named therein and the Bank of New York Mellon, as trustee.

99.1	Press Release of Polypore International, Inc., dated November 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE INTERNATIONAL, INC.
(Registrant)

Date: December 2, 2010	By:	/s/ Lynn Amos
Lynn Amos
Chief Financial Officer